UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

Arena Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31161	23-2908305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6154 Nancy Ridge Drive, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 453-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and/or one or more of our wholly owned subsidiaries, unless the context otherwise provides. Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc.

Item 8.01 Other Events.

On March 9, 2018, Arena and its subsidiary Arena Pharmaceuticals GmbH (“Arena GmbH”) entered into an Asset Purchase Agreement (the “Sale Agreement”) with Siegfried Pharma AG (“Siegfried Pharma”) and Siegfried AG, subsidiaries of Siegfried Holding AG. Under the Sale Agreement, Arena GmbH agreed to sell and assign to Siegfried Pharma, and Siegfried Pharma agreed to purchase and assume from Arena GmbH, certain drug product finishing facility assets and know-how, including fixtures, equipment, other personal property and real estate assets located in Zofingen, Switzerland and related contracts (collectively, the “Transferred Assets”) and certain related liabilities after the closing (the “Sale Transaction”). In connection with the Sale Transaction, all of Arena GmbH’s approximately 50 current employees are expected to transfer to Siegfried Pharma. The Sale Transaction is expected to close on or about March 31, 2018 (the “Closing”), subject to satisfaction or waiver of certain customary closing conditions. The total purchase price for the Transferred Assets and assumption of certain liabilities by Siegfried Pharma is expected to be approximately CHF 4 million in cash. In the event Siegfried Pharma agrees to sell or transfer some or all of the Transferred Assets to certain third parties on or prior to December 31, 2018, Arena will be entitled to a percentage of any additional consideration over a specified amount.

Subject to, and in accordance with, the Sale Agreement, at the Closing, Arena GmbH will assign to Siegfried Pharma the Supply Agreement, dated as of December 28, 2016, by and among Arena GmbH, Eisai Inc. and Eisai Co., Ltd., which was filed as Exhibit 10.53 to Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on May 5, 2017.

In contemplation of the Sale Transaction, 356 Royalty Inc., Eisai Inc. and Eisai Co., Ltd., amended the Transaction Agreement dated as of December 28, 2016, by and among Arena’s subsidiary 356 Royalty Inc., Eisai Inc. and Eisai Co., Ltd., which was filed as Exhibit 10.52 to our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017. The amendment provides 356 Royalty Inc. will not be responsible for manufacturing defect losses caused by its successor or assign, removes 356 Royalty Inc.’s approval right for certain co-promotion partners or distributors, and confirms the Sale Transaction constitutes a Facility Acquisition as defined in the Transaction Agreement. Certain provisions of the amendment to the Transaction Agreement will not take effect until the Closing of the Sale Transaction. For the avoidance of doubt, the Transaction Agreement, as amended, will not be assigned as part of the Sale Transaction.

Forward-Looking Statements

Statements in this report on Form 8-K that are not statements of historical fact are forward-looking statements, which involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements about the Sale Agreement, Closing and total purchase price. Words such as “expect,” “will,” “in contemplation of,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks related to the ability to consummate the transaction; the ability to obtain third party approvals with respect to the transaction; and the ability to procure satisfaction or waiver of the conditions to the closing of the transaction. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in our filings with the Securities and Exchange Commission. These forward-looking statements represent our judgment as of the time of this report on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 12, 2018	Arena Pharmaceuticals, Inc.

	By:	/s/ Amit D. Munshi
Amit D. Munshi
President and Chief Executive Officer